Exhibit T3A-9.2

Form 1

COMPANIES ACT OF BARBADOS
(Section 5)

ARTICLES OF INCORPORATION

1. Name of Company

Digicel Trinidad and Tobago International Finance Limited

Company Number
26080

2. The classes and any maximum number of shares that the Company is authorized to issue

The company is authorised to issue an unlimited number of shares of one class designated as common shares.

3. Restriction if any on share transfers

No share in the capital of the company shall be transferred without the approval of the directors of the company or a committee of such directors evidenced by resolution and the directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share.

4. Number (or minimum and maximum number) of Directors

There shall be a minimum of 2 and a maximum of 10 directors

5. Restrictions if any on the business the company may carry on

The Company shall not engage in any business other than international business as defined in the International Business Companies Act, 1991-24

6. Other provisions if any

The annexed Schedule 1 is incorporated in this form

REGISTERED
SIGNATURE: [signature]
DATE: 2/11/2005
CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

7. Incorporators:
Date: **November 2, 2005**

Name	Address	Signature
Ronaele T. Dathorne	**Sunset Drive, Pine Gardens, St. Michael, Barbados**	[signature]

For Ministry use only
Company Number: 26080

Filed: 2/11/2005

Companies Act of Barbados

Schedules to Articles of Incorporation

Name of Company	**Company No.**
Digicel Trinidad and Tobago International Finance Limited	26086

Schedule 1

6. Other provisions if any

(a) Any invitation to the public to subscribe for shares or debentures of the company is prohibited.

(b) In the case of an equality of votes on any question submitted to any meeting of the shareholders of the Company, the Chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may otherwise be entitled.

Incorporator **Date** November 2, 2005

Name	Address	Signature
Ronaele T. Dathorne	Sunset Drive Pine Gardens St. Michael Barbados	[signature]

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE